Oppenheimer
Europe Fund

Prospectus dated December 28, 2001

                                                              Oppenheimer Europe Fund is a mutual fund that seeks
                                                              capital appreciation. The Fund invests primarily in
                                                              common stocks of European issuers.
                                                                   This Prospectus contains important information
                                                              about the Fund's objective, its investment policies,
                                                              strategies and risks. It also contains important
                                                              information about how to buy and sell shares of the
                                                              Fund and other account features. Please read this
                                                              Prospectus carefully before you invest and keep it
                                                              for future reference about your account.

As with all mutual funds, the Securities and
Exchange Commission has not approved or disapproved
the Fund's securities nor has it determined that
this Prospectus is accurate or complete. It is a
criminal offense to represent otherwise.

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CONTENTS

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                             ABOUT THE FUND

                             The Fund's Investment Objective and Strategies
                             Main Risks of Investing in the Fund
                             The Fund's Past Performance
                             Fees and Expenses of the Fund
                             About the Fund's Investments
                             How the Fund is Managed

                             ABOUT YOUR ACCOUNT

                             How to Buy Shares
                             Class A Shares
                             Class B Shares
                             Class C Shares
                             Class N Shares
                             Class Y Shares

                             Special Investor Services
                             AccountLink
                             PhoneLink
                             OppenheimerFunds Internet Website
                             Retirement Plans

                             How to Sell Shares
                             By Mail
                             By Telephone

                             How to Exchange Shares
                             Shareholder Account Rules and Policies
                             Dividends, Capital Gains and Taxes
                             Financial Highlights

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ABOUT THE FUND

The Fund's Investment Objective and Strategies

WHAT IS THE FUND'S INVESTMENT OBJECTIVE? The Fund seeks capital appreciation.

WHAT DOES THE FUND MAINLY INVEST IN?  The Fund invests primarily in common stocks of European issuers and normally diversifies its investments across different issuers located in European countries. Under normal market conditions, the Fund will invest at least 80% of its net assets in common stocks and other equity securities of
European issuers. The Fund can invest in developed markets and emerging markets. The Fund currently focuses on stocks of issuers in developed European markets, such as France, Germany and England. These investments are more fully explained in "About the Fund's Investments," below.

HOW DOES THE PORTFOLIO MANAGER DECIDE WHAT SECURITIES TO BUY OR SELL?  In selecting securities for the Fund, the portfolio manager currently uses a "quantitative" investment approach that relies on computer technology and financial databases. He uses a proprietary computer model to rank European selected issuers based upon factors such as earnings growth and price-to-earnings stock ratios. Then the portfolio manager constructs a portfolio of securities for the Fund from the selected universe of issuers. The portfolio manager may also consider other factors such as the prospects for relative economic growth among countries, currency exchange fluctuations, local tax considerations and the liquidity of a particular security. While many different factors may influence the decision to sell a security, the Manager generally tends to reduce or sell a holding in a particular security if its model ranking falls below a determined weighted average after adjusting for profit taking or loss cutting.
The model used by the portfolio manager, along with the other techniques and factors employed, may change over time.

WHO IS THE FUND DESIGNED FOR?  The Fund is designed primarily for investors seeking capital growth in their investment over the long term and who want to focus their strategy on European stocks. Those investors should be willing to assume the risks of share price fluctuations that are typical for an aggressive fund focusing on stock investments and the additional risks that arise from investing in foreign securities. Because of its focus on long-term growth, the Fund may be appropriate for a portion of a retirement plan investment. However, the Fund is not a complete investment program.

Main Risks of Investing in the Fund

         All investments have risks to some degree. The Fund's investments are subject to changes in their value from a number of factors, described below. There is also the risk that poor security selection by the Fund's investment Manager, OppenheimerFunds, Inc., will cause the Fund to underperform other funds having a similar objective.

RISKS OF INVESTING IN STOCKS. Stocks fluctuate in price, and their short-term volatility at times may be great.
Because the Fund invests primarily in stocks of European companies the value of the Fund's portfolio will be affected by changes in the particular European stock markets in which it invests. Market risk will affect the
Fund's net asset values per share, which will fluctuate as the values of the Fund's portfolio securities change.
The prices of individual stocks do not all move in the same direction uniformly or at the same time. Different stock markets may behave differently from each other.

         Other factors can affect a particular stock's price, such as poor earnings reports by the issuer, loss of major customers, major litigation against the issuer or changes in government regulations affecting the issuer or its industry. The Fund invests in securities of large companies. It can also buy stocks of small- and medium-capitalization companies, which may have more volatile stock prices than large companies.

RISKS OF FOREIGN INVESTING. The Fund can invest up to 100% of its assets in foreign securities, and normally seeks to be as fully invested in European securities as possible, under normal market conditions. There are special risks in investing in foreign securities. The change in value of a foreign currency against the U.S.
dollar will result in a change in the U.S. dollar value of securities denominated in that foreign currency.
Foreign issuers are not subject to the same accounting and disclosure requirements as U.S. companies are. The value of foreign investments may be affected by exchange control regulations, expropriation or nationalization of a company's assets, foreign taxes, delays in settlement of transactions, changes in governmental economic or monetary policy in the U.S. or abroad or other political and economic factors.

Special Risks of Emerging Markets. The Fund currently does not intend to invest more than 5% of its total assets in any one emerging market country. It will not invest more than 20% of its total assets in emerging market countries, including Eastern European countries (such as Russia and Poland). In general, emerging markets may offer special investment opportunities because their securities markets, industries, capital structure and consumer consumption are growing rapidly, but investments in these countries involve special risks not present in developed markets. Settlements of trades may be subject to greater delays so that the Fund might not receive the proceeds of a sale of a security on a timely basis. Emerging markets may offer less liquidity making it more difficult to sell securities at an acceptable price, and their prices may be more volatile than securities of companies in more developed markets. They may have less established legal and accounting systems and a more burdensome governmental regulatory structure.

Risks of Geographic Focus. Under normal market conditions the Fund expects that its portfolio will be diversified geographically, in securities in at least five European countries. However after reviewing economic, political and other factors in the various European markets, the Manager might invest a significant portion of the Fund's assets in a particular country. This would subject the Fund to greater risks from political and economic events affecting that country and the Fund might experience greater volatility in its share prices than a fund that is more broadly diversified geographically.

HOW RISKY IS THE FUND OVERALL?  In the short term, the stock markets can be volatile, particularly in emerging markets, and the Fund's share prices can go up and down significantly. The Fund's investment focus on European foreign securities subjects it to additional risks associated with investing in one geographic region outside the
U.S. In the OppenheimerFunds spectrum, the Fund is subject to more risks than funds that emphasize domestic large-capitalization stocks, or funds that focus on both stocks and bonds.

         The risks described above collectively form the overall risk profile of the Fund and can affect the value of the Fund's investments, its investment performance and the prices of its shares. Particular investments and investment strategies also have risks. These risks mean that you can lose money by investing in the Fund.
When you redeem your shares, they may be worth more or less than what you paid for them. There is no assurance that the Fund will achieve its investment objective.

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An investment in the Fund is not a deposit of any bank and not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.
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The Fund's Past Performance

The bar chart and table below show one measure of the risks of investing in the Fund, by showing changes in the
Fund's performance (for its Class A shares) for the first full calendar year since the Fund's inception and by showing how the average annual total returns of the Fund's shares compare to those of a broad-based market index.  The Fund's past investment performance is not an indication of how the Fund will perform in the future.

Annual Total Return (Class A) (as of 12/31)

[See appendix to prospectus for data in bar chart showing annual total returns]

For the period from 1/1/01 through 9/30/01 the cumulative return (not annualized) for Class A shares was -32.73%.
Sales charges are not included in the calculation of return in this bar chart, and if those charges were included, the return would be less than that shown.
During the period shown in the bar chart, the highest return (not annualized) for a calendar quarter was 5.66%
(1Q'00) and the lowest return (not annualized) for a calendar quarter was -13.10% (4Q'00).

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Average Annual Total Returns for the              1 Year               5 Years
                                                                 (or life of class,
periods ended December 31, 2000                                       if less)

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Class A Shares (inception 03/01/99)               -28.14%              -6.69%

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MSCI All Country Europe Index                     -8.87%1              4.98%1

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Class B Shares (inception 03/01/99)               -28.12%              -6.41%

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Class C Shares (inception 03/01/99)               -25.18%              -4.29%

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Class Y Shares (inception 03/01/99)               -23.33%              -3.32%

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1. From 02/28/99.
The Fund's average annual total returns include the applicable sales charge: for Class A, the current maximum initial sales charge of 5.75%; for Class B, the contingent deferred sales charges of 5% (1-year) and 4% (life of class); and for Class C, the 1% contingent deferred sales charge for the 1-year period. There is no sales charge for Class Y shares. The Fund's returns measure the performance of a hypothetical account and assume that all dividends and capital gains distributions have been reinvested in additional shares.  The performance of the
Fund's Class A shares is compared to the MSCI All Country Europe Index, an unmanaged index of foreign stocks representing developed and emerging European countries.  The index performance includes reinvestment of income but does not reflect transaction costs. The Fund's investments vary from the securities in the index. Class N shares were not publicly offered during the period shown.

Fees and Expenses of the Fund

         The following tables are meant to help you understand the fees and expenses you may pay if you buy and hold shares of the Fund.  The Fund pays a variety of expenses directly for management of its assets, administration, distribution of its shares and other services. Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset values per share. All shareholders therefore pay those expenses indirectly. Shareholders pay other expenses directly, such as sales charges and account transaction charges. The numbers below are based on the Fund's expenses during its fiscal year ended August 31, 2001.

Shareholder Fees (charges paid directly from your investment):

                                   --------------- --------------- -------------- ---------------- ----------------

                                          Class A     Class B Shares     Class C        Class N     Class Y Shares
                                          Shares                          Shares        Shares

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  Maximum Sales Charge (Load) on
  purchases                                5.75%           None            None          None            None
  (as % of offering price)

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  Maximum Deferred Sales Charge
  (Load) (as % of the lower of the
  original offering price or               None1            5%2            1%3            1%4            None
  redemption proceeds)

  ------------------------------------ -------------- ---------------- ------------- -------------- ---------------

  Redemption Fee (as a
  percentage of total redemption       2.00%           2.00%           2.00%           2.00%            2.00%
  proceeds)5
      A contingent deferred sales charge may apply to redemptions of investments of $1 million or more ($500,000 for certain retirement plan accounts) of Class A shares. See "How to Buy Shares" for details.

      Applies to redemptions in first year after purchase.  The contingent  deferred sales charge declines to 1% in the sixth year and is eliminated after that.
      Applies to shares redeemed within 12 months of purchase.

      Applies to shares redeemed within 18 months of a retirement plan's first purchase of Class N shares.
5.       Applies to the proceeds of Fund shares that are redeemed (either by selling or exchanging to another
          Oppenheimer fund) within 30 days of their purchase.  See "How to Sell Shares" for more information on when the redemption fee will apply.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

                                 Class A         Class B          Class C           Class N          Class Y
                                 Shares          Shares           Shares            Shares           Shares
-------------------------------- --------------- ---------------- ----------------- ---------------- --------------
-------------------------------- --------------- ---------------- ----------------- ---------------- --------------
Management Fees                  0.80%           0.80%            0.80%             0.80%            0.80%
-------------------------------- --------------- ---------------- ----------------- ---------------- --------------
-------------------------------- --------------- ---------------- ----------------- ---------------- --------------

Distribution and/or              0.21%           1.00%            1.00%             0.00%            None
Service (12b-1) Fees

-------------------------------- --------------- ---------------- ----------------- ---------------- --------------
-------------------------------- --------------- ---------------- ----------------- ---------------- --------------

Other Expenses                   0.86%           0.88%            0.89%             0.94%            210.44%

-------------------------------- --------------- ---------------- ----------------- ---------------- --------------
-------------------------------- --------------- ---------------- ----------------- ---------------- --------------

Total Annual                     1.87%           2.68%            2.69%             1.74%            211.24%
Operating Expenses

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Expenses may vary in future years. "Other expenses" include transfer agent fees, custodial expenses, and accounting and legal expenses the Fund pays. The Class N 12b-1 Fees paid by the Fund are 0.50%, on an annual basis. For the period from March 1, 2001 when Class N shares were first offered until the Fund's fiscal year-end of August 31, 2001, no Class N 12b-1 fees were paid by the Fund.  The "Other Expenses" for Class Y shares in the table are based on, among other things, the fees the Fund would have paid if the transfer agent had not waived a portion of its fees under a voluntary undertaking to the Fund.  After that waiver, the actual "Other Expenses"
and "Total Annual Operating Expenses" as percentages of average daily net assets were 0.64% and 1.44%, respectively for Class Y shares.

Examples. The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in a class of shares of the Fund for the time periods indicated and reinvest your dividends and distributions.

         The first example assumes that you redeem all of your shares at the end of those periods. The second example assumes that you keep your shares. Both examples also assume that your investment has a 5% return each year and that the class's operating expenses remain the same. Your actual costs may be higher or lower because expenses will vary over time. Based on these assumptions your expenses would be as follows:

  --------------------------------
  If shares are redeemed:          1 Year                3 Years              5 Years             10 Years(1)
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------

  Class A Shares                   $754                  $1,129               $1,528              $2,639

  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------

  Class B Shares                   $771                  $1,132               $1,620              $2,638

  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------

  Class C Shares                   $372                  $    835             $1,425              $3,022

  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------

  Class N Shares                   $277                  $    548             $    944            $2,052

  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------

  Class Y Shares                   $147                  $    456             $     787           $1,724

  --------------------------------

  --------------------------------
  If shares are not redeemed:      1 Year                3 Years              5 Years             10 Years(1)
  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------

  Class A Shares                   $754                  $1,129               $1,528              $2,639

  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------

  Class B Shares                   $271                  $    832             $1,420              $2,638

  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------

  Class C Shares                   $272                  $    835             $1,425              $3,022

  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------

  Class N Shares                   $177                  $    548             $   944             $2,052

  -------------------------------- --------------------- -------------------- ------------------- -----------------
  -------------------------------- --------------------- -------------------- ------------------- -----------------

  Class Y Shares                   $147                  $    456             $   787             $1,724

  --------------------------------

In the first example, expenses include the initial sales charge for Class A and the applicable Class B, Class C or Class N contingent deferred sales charges. In the second example, the Class A expenses include the sales charge, but Class B, Class C and Class N expenses do not include the contingent deferred sales charges. There are no sales charges on Class Y shares.
1. Class B expenses for years 7 through 10 are based on Class A expenses, since Class B shares automatically convert to Class A shares after 6 years.

About the Fund's Investments

THE FUND'S PRINCIPAL INVESTMENT POLICIES. The allocation of the Fund's portfolio among different investments will vary over time based upon the Manager's evaluation of economic and market trends. The Fund's portfolio might not always include all of the different types of investments described below. The Statement of Additional Information contains more detailed information about the Fund's investment policies and risks.

         The Manager tries to reduce market and industry risks through a disciplined stock selection strategy. By using this investment strategy, the Fund expects to hold a portfolio of securities that is diversified across different countries, industries and companies. The Fund attempts to reduce its exposure to market risks by diversifying its investments, that is, by not holding a substantial amount of stock of any one company and by not investing too great a percentage of its assets in any one company. Also, the Fund does not concentrate 25% or more of its assets in investments in any one industry. However, changes in the overall market prices of securities can occur at any time. The share prices of the Fund will change daily based on changes in market prices of securities, market conditions and in response to other economic events.

INVESTING IN EUROPE. The Fund intends to invest mainly in stocks of companies in European countries with developed markets, such as France, Germany, England and Italy, among others. The Fund also invests in stocks of issuers of countries in Europe that have emerging markets such as Russia, Poland and Hungary.

     European Stocks and other Equity Securities. Normally, the Fund does not expect to hold stocks of non-European companies. However, in some cases the Fund may continue to hold stock of a company that was considered to be "European" when the Fund bought it, but is no longer considered to be "European" because of a change in ownership or other event. The Fund considers an issuer to be "European" if:
     o   it is organized under the laws of a European country and has a principal office in a European country;
     o   it derives at least 50% of its total revenues from business in Europe; or
     o   its securities are traded principally on a stock exchange in Europe or in a European over-the-counter market.

CAN THE FUND'S INVESTMENT OBJECTIVE AND POLICIES CHANGE?  The Fund's Board of Trustees can change non-fundamental investment policies without shareholder approval, although significant changes will be described in amendments to this Prospectus. Fundamental policies cannot be changed without the approval of a majority of the Fund's outstanding voting shares. The Fund's investment objective is a fundamental policy. Other investment restrictions that are fundamental policies are listed in the Statement of Additional Information. An investment policy is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

OTHER INVESTMENT STRATEGIES. To seek its objective, the Fund can also use the investment techniques and strategies described below. The Fund might not always use all of them. These techniques have risks, although some are designed to help reduce overall investment or market risk.

Illiquid and Restricted Securities. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. A restricted security is one that has a contractual restriction on its resale or that cannot be sold publicly until it is registered under the Securities Act of 1933. The Fund will not invest more than 10%
         of its net assets in illiquid or restricted securities (the Board can increase that limit to 15%).
         Certain restricted securities that are eligible for resale to qualified institutional purchasers may not be subject to that limit. The Manager monitors holdings of illiquid securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

Derivative Investments. The Fund can invest in a number of different kinds of derivative investments. In general terms, a derivative investment is an investment contract whose value depends on (or is derived from) the value of an underlying asset, interest rate or index. Options, futures contracts, forward contracts and other hedging instruments are examples of derivatives the Fund might use.

         Derivatives have risks. If the issuer of the derivative investment does not pay the amount due, the Fund can lose money on the investment. The underlying security or investment on which a derivative is based, and the derivative itself, might not perform the way the Manager expects it to. As a result, the Fund could realize less principal or income from the investment than expected or its hedge might be unsuccessful. Certain derivatives held by the Fund may be illiquid.

     o   Hedging. The Fund can buy and sell futures contracts, forward contracts and put and call options. These are all referred to as "hedging instruments."  The Fund does not use hedging instruments for speculative purposes, and has limits on its use of them. The Fund is not required to use hedging instruments in seeking its goal and does not use them currently to a significant degree. Forward contracts could be used to try to manage foreign currency risks on the Fund's foreign investments. Foreign currency options might be used to try to protect against declines in the dollar value of foreign securities the Fund owns, or to protect against an increase in the dollar cost of buying foreign securities.

         There are special risks in using hedging strategies. Options trading involves the payment of premiums and has special tax effects on the Fund. If the Manager used a hedging instrument at the wrong time or judged market conditions incorrectly, the strategy could reduce the Fund's return. The Fund could also experience losses if the price of its futures and options positions were not correlated with its other investments or if it could not close out a position because of an illiquid market.

Temporary Defensive and Interim Investments. In times of adverse or unstable market, economic or political conditions, the Fund can invest up to 100% of its assets in temporary defensive investments.  Generally, they would be high-quality, short-term money market instruments such as U.S. government securities, highly rated commercial paper, short-term corporate debt obligations, bank deposits or repurchase
         agreements.    The Fund could also hold these types of securities pending the investment of proceeds from the sale of Fund shares or portfolio securities or to meet anticipated redemptions of Fund shares.
         To the extent the Fund invests defensively in these securities, it might not achieve its investment objective of capital appreciation.

How the Fund Is Managed

THE MANAGER. The Manager chooses the Fund's investments and handles its day-to-day business. The Manager carries out its duties, subject to the policies established by the Fund's Board of Trustees, under an investment advisory agreement that states the Manager's responsibilities. The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

         The Manager has been an investment advisor since January 1960.  The Manager and its affiliates managed assets of more than $120 billion as of November 30, 2001, including other Oppenheimer funds, with more than 5 million shareholder accounts.  The Manager is located at 498 Seventh Avenue, New York, New York 10018.

Portfolio Manager. The portfolio manager of the Fund is Shanquan Li. Mr. Li has been a portfolio manager of the
         Fund since the Fund's inception on March 1, 1999 and he is the person principally responsible for the day-to-day management of the Fund's portfolio. Mr. Li is a Vice President of the Manager. He also serves as an officer and portfolio manager for other Oppenheimer funds. Prior to joining the Manager in July
         1997, he was a senior quantitative analyst in the investment policy group of Brown Brothers Harriman &
         Co., and a consultant for Acadian Asset Management, Inc.

Advisory Fees. Under the investment advisory agreement, the Fund pays the Manager an advisory fee at an annual rate that declines as the Fund's assets grow: 0.80% of the first $250 million of average annual net assets of the Fund, 0.77% of the next $250 million, 0.75% of the next $500 million, 0.69% of the next $1 billion and 0.67% of average annual net assets over $2 billion. The Fund's management fee for its fiscal year ended August 31, 2001 was 0.80% of the average annual net assets for each class of shares.

ABOUT YOUR ACCOUNT

How to Buy Shares

HOW DO YOU BUY SHARES? You can buy shares several ways, as described below. The Fund's Distributor,
OppenheimerFunds Distributor, Inc., may appoint servicing agents to accept purchase (and redemption) orders. The
Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer. You can buy shares through any dealer, broker or financial institution that has a sales agreement with the Distributor. Your dealer will place your order with the Distributor on your behalf.

Buying Shares Through the Distributor. Complete an OppenheimerFunds New Account Application and return it with a check payable to "OppenheimerFunds Distributor, Inc." Mail it to P.O. Box 5270, Denver, Colorado 80217.
       If you don't list a dealer on the application, the Distributor will act as your agent in buying the shares.  However, we recommend that you discuss your investment with a financial advisor before you make a purchase to be sure that the Fund is appropriate for you.
   o   Paying by Federal Funds Wire.  Shares purchased through the Distributor may be paid for by Federal Funds wire.  The minimum investment for such purchases is $2,500.  Before sending a wire, call the Distributor's
       Wire Department at 1.800.525.7048 to notify the Distributor of the wire, and to receive further instructions.
   o   Buying Shares Through OppenheimerFunds AccountLink.  With AccountLink, you pay for shares by electronic funds transfers from your bank account. Shares are purchased for your account by a transfer of money from your bank through the Automated Clearing House (ACH) system. You can provide those instructions automatically, under an Asset Builder Plan, described below, or by telephone instructions using
       OppenheimerFunds PhoneLink, also described below. Please refer to "AccountLink," below for more details.

   o   Buying Shares Through Asset Builder Plans.  You may purchase shares of the Fund (and up to four other
       Oppenheimer funds) automatically each month from your account at a bank or other financial institution under an Asset Builder Plan with AccountLink. Details are in the Asset Builder Application and the
       Statement of Additional Information.

HOW MUCH MUST YOU INVEST? You can buy Fund shares with a minimum initial investment of $1,000 and make additional investments at any time with as little as $25. There are reduced minimum investments under special investment plans.

   o   With Asset Builder Plans, 403(b) plans, Automatic Exchange Plans and military allotment plans, you can make initial and subsequent investments for as little as $25. You can make additional purchases of at least $25 through AccountLink.
   o   Under retirement plans, such as IRAs, pension and profit-sharing plans and 401(k) plans, you can start your account with as little as $250. If your IRA is started under an Asset Builder Plan, the $25 minimum applies. Additional purchases may be as little as $25.
   o   The minimum investment requirement does not apply to reinvesting dividends from the Fund or other
       Oppenheimer funds (a list of them appears in the Statement of Additional Information, or you can ask your dealer or call the Transfer Agent), or reinvesting distributions from unit investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES SOLD? Shares are sold at their offering price, which is the net asset value per share plus any initial sales charge that applies. The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the Distributor receives the purchase order at its offices in Colorado, or after any agent appointed by the Distributor receives the order and sends it to the Distributor.

Net Asset Value. The Fund calculates the net asset values of each class of shares as of the close of The New York
       Stock Exchange, on each day the Exchange is open for trading (referred to in this Prospectus as a "regular business day"). The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some days. All references to time in this Prospectus mean "New York time."

       The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding.  To determine net asset value, the
       Fund's Board of Trustees has established procedures to value the Fund's securities, in general based on market value.  The Board has adopted special procedures for valuing illiquid securities and obligations for which market values cannot be readily obtained. Because some foreign securities trade in markets and exchanges that operate on U.S. holidays and weekends, the values of some of the Fund's foreign investments may change significantly on days when investors cannot buy or redeem Fund shares.

       If, after the close of the principal market on which a security held by the Fund is traded, and before the time the Fund's securities are priced that day, an event occurs that the Manager deems likely to cause a material change in the value of such security, the Fund's Board of Trustees has authorized the Manager, subject to the Board's review, to ascertain a fair value for such security.

The Offering Price. To receive the offering price for a particular day, in most cases the Distributor or its designated agent must receive your order by the time The New York Stock Exchange closes that day. If your order is received on a day when the Exchange is closed or after it has closed, the order will receive the next offering price that is determined after your order is received.

Buying Through a Dealer. If you buy shares through a dealer, your dealer must receive the order by the close of
       The New York Stock Exchange and transmit it to the Distributor so that it is received before the
       Distributor's close of business on a regular business day (normally 5:00 P.M.) to receive that day's offering price. Otherwise, the order will receive the next offering price that is determined.

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WHAT CLASSES OF SHARES DOES THE FUND OFFER?  The Fund offers investors five different classes of shares.  The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses and will likely have different share prices.  When you buy shares, be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.

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----------------------------------------------------------------------------------------------------------------------

 lass A Shares.  If you buy Class A shares, you paFront-EndiSalesles charge (on investments up to $1 million).                                                           Front-End Sales
       The amount of that sales charge will vary depCharge As ahe amount yConcession Ase sales charge rates are                                                            Charge As a
       listed in "How Can You Buy Class A Shares?Percentage of Net        Percentage of                                                                                   Percentage of
--------------------------------------------------Amount-Invested--------Offering-Price------------------------------                                                    Offering Price

---------------------------------------------------------------------------------------------------------------------

Class B Shares.  If you buy Class B shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.  If you sell your shares within 6 years of buying them, you will normally pay a contingent deferred sales charge. That contingent deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.
---------------------------------------------------------------------------------------------------------------------
Class C Shares.  If you buy Class C shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.  If you sell your shares within 12 months of buying them, you will normally pay a contingent deferred sales charge of 1.0%, as described in "How Can You Buy Class C Shares?" below.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

Class N Shares.  If you buy Class N shares (available only through certain retirement plans), you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.  If you sell your shares within 18 months of the retirement plan's first purchase of Class N shares, you may pay a contingent deferred sales charge of 1.0%, as described in "How Can You Buy Class N Shares?" below.
---------------------------------------------------------------------------------------------------------------------
Class Y Shares.  Class Y shares are offered only to certain institutional investors that have special agreements with the Distributor.

WHICH CLASS OF SHARES SHOULD YOU CHOOSE?  Once you decide that the Fund is an appropriate investment for you, the decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor.  Some factors to consider are how much you plan to invest and how long you plan to hold your investment.  If your goals and objectives change over time and you plan to purchase additional shares, you should re-evaluate those factors to see if you should consider another class of shares. The Fund's operating costs that apply to a class of shares and the effect of the different types of sales charges on your investment will vary your investment results over time.

       The discussion below is not intended to be investment advice or a recommendation, because each investor's financial considerations are different.  The discussion below assumes that you will purchase only one class of shares and not a combination of shares of different classes. Of course, these examples are based on approximations of the effects of current sales charges and expenses projected over time, and do not detail all of the considerations in selecting a class of shares.  You should analyze your options carefully with your financial advisor before making that choice.
How Long Do You Expect to Hold Your Investment?  While future financial needs cannot be predicted with certainty, knowing how long you expect to hold your investment will assist you in selecting the appropriate class of shares. Because of the effect of class-based expenses, your choice will also depend on how much you plan to invest. For example, the reduced sales charges available for larger purchases of Class A shares may, over time, offset the effect of paying an initial sales charge on your investment, compared to the effect over time of higher class-based expenses on shares of Class B or Class C. For retirement plans that qualify to purchase Class N shares, Class N shares will generally be more advantageous than Class B and Class C shares.

   o   Investing for the Shorter Term. While the Fund is meant to be a long-term investment, if you have a relatively short-term investment horizon (that is, you plan to hold your shares for not more than six years), you should probably consider purchasing Class A or Class C shares rather than Class B shares. That is because of the effect of the Class B contingent deferred sales charge if you redeem within six years, as well as the effect of the Class B asset-based sales charge on the investment return for that class in the short-term.
       Class C shares might be the appropriate choice (especially for investments of less than $100,000), because there is no initial sales charge on Class C shares, and the contingent deferred sales charge does not apply to amounts you sell after holding them one year.

       However, if you plan to invest more than $100,000 for the shorter term, then as your investment horizon increases toward six years, Class C shares might not be as advantageous as Class A shares.  That is because the annual asset-based sales charge on Class C shares will have a greater impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

       And for non-retirement plan investors who invest $1 million or more, in most cases Class A shares will be the most advantageous choice, no matter how long you intend to hold your shares.  For that reason, the
       Distributor normally will not accept purchase orders of $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

   o   Investing for the Longer Term. If you are investing less than $100,000 for the longer-term, for example for retirement, and do not expect to need access to your money for seven years or more, Class B shares may be appropriate.

Are There Differences in Account Features That Matter to You?  Some account features may not be available to Class
       B, Class C or Class N shareholders. Other features may not be advisable (because of the effect of the contingent deferred sales charge) for Class B, Class C or Class N shareholders. Therefore, you should carefully review how you plan to use your investment account before deciding which class of shares to buy.

       Additionally, the dividends payable to Class B, Class C and Class N shareholders will be reduced by the additional expenses borne by those classes that are not borne by Class A  or Class Y shares, such as the
       Class B, Class C and Class N asset-based sales charge described below and in the Statement of Additional
       Information.  Share certificates are not available for Class B, Class C or Class N shares, and if you are considering using your shares as collateral for a loan, that may be a factor to consider.

How Do Share Classes Affect Payments to Your Broker?  A financial advisor may receive different compensation for selling one class of shares than for selling another class.  It is important to remember that Class B, Class
       C and Class N contingent deferred sales charges and asset-based sales charges have the same purpose as the front-end sales charge on sales of Class A shares: to compensate the Distributor for concessions and expenses it pays to dealers and financial institutions for selling shares. The Distributor may pay additional compensation from its own resources to securities dealers or financial institutions based upon the value of shares of the Fund owned by the dealer or financial institution for its own account or for its customers.

SPECIAL SALES CHARGE ARRANGEMENTS AND WAIVERS. Appendix B to the Statement of Additional Information details the conditions for the waiver of sales charges that apply in certain cases, and the special sales charge rates that apply to purchases of shares of the Fund by certain groups, or under specified retirement plan arrangements or in other special types of transactions. To receive a waiver or special sales charge rate, you must advise the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special conditions apply.

HOW CAN YOU BUY CLASS A SHARES? Class A shares are sold at their offering price, which is normally net asset value plus an initial sales charge.  However, in some cases, described below, purchases are not subject to an initial sales charge, and the offering price will be the net asset value. In other cases, reduced sales charges may be available, as described below or in the Statement of Additional Information.  Out of the amount you invest, the Fund receives the net asset value to invest for your account.

       The sales charge varies depending on the amount of your purchase.  A portion of the sales charge may be retained by the Distributor or allocated to your dealer as a concession. The Distributor reserves the right to reallow the entire concession to dealers. The current sales charge rates and concessions paid to dealers and brokers are as follows:

Amount of Purchase

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Less than $25,000                                      6.10%                  4.75%                                                                                           5.75%
----------------------------------------------------------------------------------------------------------------------
------------------------------------------------ --------------------- ------------------------ --------------------
$25,000 or more but less than $50,000                   5.50%                   5.82%                  4.75%
------------------------------------------------ --------------------- ------------------------ --------------------
------------------------------------------------ --------------------- ------------------------ --------------------
$50,000 or more but less than $100,000                  4.75%                   4.99%                  4.00%
------------------------------------------------ --------------------- ------------------------ --------------------
------------------------------------------------ --------------------- ------------------------ --------------------
$100,000 or more but less than $250,000                 3.75%                   3.90%                  3.00%
------------------------------------------------ --------------------- ------------------------ --------------------
------------------------------------------------ --------------------- ------------------------ --------------------
$250,000 or more but less than $500,000                 2.50%                   2.56%                  2.00%
------------------------------------------------ --------------------- ------------------------ --------------------
------------------------------------------------ --------------------- ------------------------ --------------------
$500,000 or more but less than $1 million               2.00%                   2.04%                  1.60%
------------------------------------------------ --------------------- ------------------------ --------------------

Can You Reduce Class A Sales Charges? You may be eligible to buy Class A shares at reduced sales charge rates under the Fund's "Right of Accumulation" or a Letter of Intent, as described in "Reduced Sales Charges"
         in the Statement of Additional Information.

Class A Contingent Deferred Sales Charge.  There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001
         ("grandfathered retirement accounts").  Retirement plans are not permitted to make initial purchases of
         Class A shares subject to a contingent deferred sales charge, except as provided below.  The Distributor pays dealers of record concessions in an amount equal to 1.0% of purchases of $1 million or more other than by grandfathered retirement accounts. For grandfathered retirement accounts, the concession is 1.0%
         of the first $2.5 million, plus 0.50% of the next $2.5 million, plus 0.25% of purchases over $5 million, calculated on a calendar year basis.  In either case, the concession will not be paid on purchases of shares by exchange or that were previously subject to a front-end sales charge and dealer concession.

         If you redeem any of those shares within an 18 month "holding period" measured from the beginning of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds.  That sales charge will be equal to 1.0% of the lesser of:
o        the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or

o        the original net asset value of the redeemed shares.

         The Class A contingent deferred sales charge will not exceed the aggregate amount of the concessions the
         Distributor paid to your dealer on all purchases of Class A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

Purchases by Certain Retirement Plans.  There is no initial sales charge on purchases of Class A shares of any one or more Oppenheimer funds by retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor and by retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or recordkeepers which have entered into a special agreement with the Distributor.
         The Distributor currently pays dealers of record concessions in an amount equal to 0.25% of the purchase price of Class A shares by those retirement plans from its own resources at the time of sale, subject to certain exceptions as described in the Statement of Additional Information. There is no contingent deferred sales charge upon the redemption of such shares.

HOW CAN YOU BUY CLASS B SHARES?  Class B shares are sold at net asset value per share without an initial sales charge.  However, if Class B shares are redeemed within six years from the beginning of the calendar month of their purchase, a contingent deferred sales charge will be deducted from the redemption proceeds. The Class B contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class B shares.

       The amount of the contingent deferred sales charge will depend on the number of years since you invested and the dollar amount being redeemed, according to the following schedule for the Class B contingent deferred sales charge holding period:

                                                            -------------------------------------------------------

                                                            Contingent Deferred Sales Charge on
  Years Since Beginning of Month in Which                   Redemptions in That Year
  Purchase Order was Accepted                               (As % of Amount Subject to Charge)

  --------------------------------------------------------- -------------------------------------------------------
                                                            -------------------------------------------------------
  0 - 1                                                     5.0%
  --------------------------------------------------------- -------------------------------------------------------
                                                            -------------------------------------------------------
  1 - 2                                                     4.0%
  --------------------------------------------------------- -------------------------------------------------------
                                                            -------------------------------------------------------
  2 - 3                                                     3.0%
  --------------------------------------------------------- -------------------------------------------------------
                                                            -------------------------------------------------------
  3 - 4                                                     3.0%
  --------------------------------------------------------- -------------------------------------------------------
                                                            -------------------------------------------------------
  4 - 5                                                     2.0%
  --------------------------------------------------------- -------------------------------------------------------
                                                            -------------------------------------------------------
  5 - 6                                                     1.0%
  --------------------------------------------------------- -------------------------------------------------------
  --------------------------------------------------------- -------------------------------------------------------
  6 and following                                           None
  ---------------------------------------------------------

   In the table, a "year" is a 12-month period. In applying the contingent deferred sales charge, all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic Conversion of Class B Shares. Class B shares automatically convert to Class A shares 72 months after you purchase them. This conversion feature relieves Class B shareholders of the asset-based sales charge that applies to Class B shares under the Class B Distribution and Service Plan, described below. The conversion is based on the relative net asset value of the two classes, and no sales load or other charge is imposed. When any Class B shares you hold convert, a prorated portion of your Class B shares that were acquired by reinvesting dividends and distributions on the converted shares will also convert to Class A shares.  For further information on the conversion feature and its tax implications, see "Class B
       Conversion" in the Statement of Additional Information.

HOW CAN YOU BUY CLASS C SHARES? Class C shares are sold at net asset value per share without an initial sales charge. However, if Class C shares are redeemed within a holding period of 12 months from the beginning of the calendar month of their purchase, a contingent deferred sales charge of 1.0% will be deducted from the redemption proceeds. The Class C contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

How Can You Buy Class N Shares? Class N shares are offered only through retirement plans (including IRAs and
403(b) plans) that purchase $500,000 or more of Class N shares of one or more Oppenheimer funds or through group retirement plans (which do not include IRAs and 403(b) plans) that have assets of  $500,000 or more or 100 or more eligible participants.  See "Availability of Class N shares" in the Statement of Additional Information for other circumstances where Class N shares are available for purchase.

         A contingent deferred sales charge of 1.00% will be imposed upon the redemption of Class N shares, if:

o        The group  retirement plan is terminated or Class N shares of all  Oppenheimer  funds are terminated as an investment  option of the plan and Class N shares are redeemed  within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund, or

o        With  respect to an IRA or 403(b) plan,  Class N shares are redeemed  within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         Retirement  plans  that  offer  Class N shares  may  impose  charges  on plan  participant  accounts.  The procedures for  purchasing,  redeeming,  selling,  exchanging and  transferring  the Fund's other classes of shares
(other than the time those  orders  must be received by the  Distributor  or Transfer  Agent in  Colorado)  and the
special  account  features  applicable to purchasers of those other classes of shares  described  elsewhere in this prospectus do not apply to Class N shares offered through a group  retirement  plan.  Instructions  for purchasing, redeeming,  exchanging or transferring  Class N shares offered through a group retirement plan must be submitted by the plan, not by plan participants for whose benefit the shares are held.

WHO CAN BUY CLASS Y SHARES?  Class Y shares are sold at net asset value per share without sales charge directly to certain institutional investors that have special agreements with the Distributor for this purpose.  They may include insurance companies, registered investment companies and employee benefit plans.  For example,
Massachusetts Mutual Life Insurance Company, an affiliate of the Manager, may purchase Class Y shares of the Fund and other Oppenheimer funds (as well as Class Y shares of funds advised by MassMutual) for asset allocation programs, investment companies or separate investment accounts it sponsors and offers to its customers.
Individual investors cannot buy Class Y shares directly.

       An institutional investor that buys Class Y shares for its customers' accounts may impose charges on those accounts. The procedures for buying, selling, exchanging and transferring the Fund's other classes of shares
(other than the time those orders must be received by the Distributor or Transfer Agent at their Colorado office)
and the special account features available to investors buying those other classes of shares do not apply to
Class Y shares. Instructions for purchasing, redeeming, exchanging or transferring Class Y shares must be submitted by the institutional investor, not by its customers for whose benefit the shares are held.

DISTRIBUTION AND SERVICE (12b-1) PLANS.

Service Plan for Class A Shares.  The Fund has adopted a Service Plan for Class A shares. It reimburses the
       Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares.  Reimbursement is made quarterly at an annual rate of up to 0.25% of the average annual net assets of Class A shares of the Fund. The Distributor currently uses all of those fees to compensate dealers, brokers, banks and other financial institutions quarterly for providing personal service and maintenance of accounts of their customers that hold Class A shares.

Distribution and Service Plans for Class B, Class C and Class N Shares.  The Fund has adopted Distribution and
       Service Plans for Class B, Class C and Class N shares to pay the Distributor for its services and costs in distributing Class B, Class C and Class N shares and servicing accounts.  Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class C shares and 0.25% per year on Class N shares. The Distributor also receives a service fee of 0.25% per year under each plan.

       The asset-based sales charge and service fees increase Class B and Class C expenses by 1.00% and increase
       Class N expenses by 0.50% of the net assets per year of the respective class. Because these fees are paid out of the Fund's assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

       The Distributor uses the service fees to compensate dealers for providing personal services for accounts that hold Class B, Class C or Class N shares.  The Distributor pays the 0.25% service fees to dealers in advance for the first year after the shares are sold by the dealer.  After the shares have been held for a year, the Distributor pays the service fees to dealers on a quarterly basis.  The Distributor retains the service fees for accounts for which it renders the required personal services.

       The Distributor currently pays a sales concession of 3.75% of the purchase price of Class B shares to dealers from its own resources at the time of sale.  Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class B shares is therefore 4.00% of the purchase price.  The Distributor retains the Class B asset-based sales charge.

       The Distributor currently pays a sales concession of 0.75% of the purchase price of Class C shares to dealers from its own resources at the time of sale.  Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class C shares is therefore 1.00% of the purchase price.  The Distributor pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares that have been outstanding for a year or more.

       The  Distributor  currently  pays a sales  concession  of 0.75% of the  purchase  price of Class N shares to dealers  from its own  resources  at the time of sale.  Including  the advance of the service fee, the total amount paid by the  Distributor  to the dealer at the time of sale of Class N shares is  therefore  1.00% of
       the  purchase  price,   subject  to  certain   exceptions  as  described  in  the  Statement  of  Additional
       Information.  The Distributor retains the asset-based sales charge on Class N shares.

Special Investor Services

ACCOUNTLINK.  You can use our AccountLink feature to link your Fund account with an account at a U.S. bank or other financial institution.  It must be an Automated Clearing House (ACH) member.  AccountLink lets you:
   o   transmit funds electronically to purchase shares by telephone (through a service representative or by
       PhoneLink) or automatically under Asset Builder Plans, or
   o   have the Transfer Agent send redemption proceeds or transmit dividends and distributions directly to your bank account. Please call the Transfer Agent for more information.
       You may purchase shares by telephone only after your account has been established. To purchase shares in amounts up to $250,000 through a telephone representative, call the Distributor at 1.800.852.8457. The purchase payment will be debited from your bank account.

       AccountLink privileges should be requested on your Application or your dealer's settlement instructions if you buy your shares through a dealer. After your account is established, you can request AccountLink privileges by sending signature-guaranteed instructions to the Transfer Agent. AccountLink privileges will apply to each shareholder listed in the registration on your account as well as to your dealer representative of record unless and until the Transfer Agent receives written instructions terminating or changing those privileges. After you establish AccountLink for your account, any change of bank account information must be made by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK. PhoneLink is the OppenheimerFunds automated telephone system that enables shareholders to perform a number of account transactions automatically using a touch-tone phone. PhoneLink may be used on already-established Fund accounts after you obtain a Personal Identification Number (PIN), by calling the special
PhoneLink number, 1.800.533.3310.
Purchasing Shares. You may purchase shares in amounts up to $100,000 by phone, by calling 1.800.533.3310. You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.

Exchanging Shares. With the OppenheimerFunds Exchange Privilege, described below, you can exchange shares automatically by phone from your Fund account to another OppenheimerFunds account you have already established by calling the special PhoneLink number.
Selling Shares. You can redeem shares by telephone automatically by calling the PhoneLink number and the Fund will send the proceeds directly to your AccountLink bank account. Please refer to "How to Sell Shares,"
       below for details.

CAN YOU SUBMIT TRANSACTION REQUESTS BY FAX? You may send requests for certain types of account transactions to the Transfer Agent by fax (telecopier).  Please call 1.800.525.7048 for information about which transactions may be handled this way. Transaction requests submitted by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS INTERNET WEBSITE. You can obtain information about the Fund, as well as your account balance, on the OppenheimerFunds Internet website, at WWW.OPPENHEIMERFUNDS.COM. Additionally, shareholders listed in the
                                          ------------------------
account registration (and the dealer of record) may request certain account transactions through a special section of that website. To perform account transactions or obtain account information online, you must first obtain a user I.D. and password on that website.  If you do not want to have Internet account transaction capability for your account, please call the Transfer Agent at 1.800.525.7048.  At times, the website may be inaccessible or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS.  The Fund has several plans that enable you to sell shares automatically or exchange them to another OppenheimerFunds account on a regular basis.  Please call the Transfer Agent or consult the Statement of Additional Information for details.

REINVESTMENT PRIVILEGE.  If you redeem some or all of your Class A or Class B shares of the Fund, you have up to six months to reinvest all or part of the redemption proceeds in Class A shares of the Fund or other Oppenheimer funds without paying a sales charge.  This privilege applies only to Class A shares that you purchased subject to an initial sales charge and to Class A or Class B shares on which you paid a contingent deferred sales charge when you redeemed them. This privilege does not apply to Class C, Class N or Class Y shares.  You must be sure to ask the Distributor for this privilege when you send your payment.

RETIREMENT PLANS. You may buy shares of the Fund for your retirement plan account. If you participate in a plan sponsored by your employer, the plan trustee or administrator must buy the shares for your plan account. The
Distributor also offers a number of different retirement plans that individuals and employers can use:
Individual Retirement Accounts (IRAs). These include regular IRAs, Roth IRAs, SIMPLE IRAs, rollover IRAs and

       Education IRAs.

SEP-IRAs. These are Simplified Employee Pension Plan IRAs for small business owners or self-employed individuals.
403(b)(7) Custodial Plans. These are tax-deferred plans for employees of eligible tax-exempt organizations, such as schools, hospitals and charitable organizations.
401(k) Plans. These are special retirement plans for businesses.
Pension and Profit-Sharing Plans. These plans are designed for businesses and self-employed individuals.
         Please call the Distributor for OppenheimerFunds retirement plan documents, which include applications and important plan information.

How to Sell Shares

You can sell (redeem) some or all of your shares on any regular business day.  Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means that it must comply with the procedures described below) and is accepted by the Transfer Agent.  The Fund lets you sell your shares by writing a letter or by telephone.  You can also set up Automatic Withdrawal Plans to redeem shares on a regular basis. If you have questions about any of these procedures, and especially if you are redeeming shares in a special situation, such as due to the death of the owner or from a retirement plan account, please call the
Transfer Agent first, at 1.800.525.7048, for assistance.

The Fund will assess a 2% fee on the proceeds of Fund shares that are redeemed (either by selling or exchanging to another Oppenheimer fund) within 30 days of their purchase.  The redemption fee is paid to the Fund, and is intended to offset the trading costs, market impact and other costs associated with short-term money movements in and out of the Fund.  The redemption fee will be imposed to the extent that Fund shares redeemed exceed Fund shares that have been held more than 30 days. For shares of the Fund acquired by exchange, the holding period prior to the exchange will not be considered in determining whether to apply the redemption fee.

The redemption fee will not be imposed on shares: (1) held in certain omnibus accounts, including retirement plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, Section 403(b)(7) custodial plan accounts, or plans administered as college savings programs under Section 529 of the Internal Revenue Code, (2)
redeemed under automatic withdrawal plans or pursuant to automatic re-balancing in OppenheimerFunds Portfolio
Builder accounts, (3) redeemed due to death or disability of the shareholder, or (4) redeemed from accounts for which the dealer, broker or financial institution of record has entered into an agreement with the Distributor for this purpose.

Certain Requests Require a Signature Guarantee.  To protect you and the Fund from fraud, the following redemption requests must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):
   o   You wish to redeem more than $100,000 and receive a check
   o   The redemption check is not payable to all shareholders listed on the account statement
   o   The redemption check is not sent to the address of record on your account statement
   o   Shares are being transferred to a Fund account with a different owner or name
   o   Shares are being redeemed by someone (such as an Executor) other than the owners

Where Can You Have Your Signature Guaranteed? The Transfer Agent will accept a guarantee of your signature by a number of financial institutions, including:
o        a U.S. bank, trust company, credit union or savings association,
o        a foreign bank that has a U.S. correspondent bank,
o        a U.S. registered dealer or broker in securities, municipal securities or government securities, or
o        a U.S. national securities exchange, a registered securities association or a clearing agency.

        If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Retirement Plan Accounts.  There are special procedures to sell shares in an OppenheimerFunds retirement plan account. Call the Transfer Agent for a distribution request form. Special income tax withholding requirements apply to distributions from retirement plans. You must submit a withholding form with your redemption request to avoid delay in getting your money and if you do not want tax withheld. If your employer holds your retirement plan account for you in the name of the plan, you must ask the plan trustee or administrator to request the sale of the Fund shares in your plan account.

HOW DO YOU SELL SHARES BY MAIL? Write a letter of instructions that includes:
   o   Your name
   o   The Fund's name
   o   Your Fund account number (from your account statement)
   o   The dollar amount or number of shares to be redeemed
   o   Any special payment instructions
   o   Any share certificates for the shares you are selling
   o   The signatures of all registered owners exactly as the account is registered, and

   o   Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

------------------------------------------------------------ ---------------------------------------------------------

Use the following address for                                Send courier or express mail
requests by mail:                                            requests to:
OppenheimerFunds Services                                    OppenheimerFunds Services
P.O. Box 5270                                                10200 E. Girard Avenue, Building D
Denver Colorado 80217                                        Denver, Colorado 80231

HOW DO YOU SELL SHARES BY TELEPHONE? You and your dealer representative of record may also sell your shares by telephone. To receive the redemption price calculated on a particular regular business day, your call must be received by the Transfer Agent by the close of The New York Stock Exchange that day, which is normally 4:00 P.M., but may be earlier on some days.  You may not redeem shares held in an OppenheimerFunds retirement plan account or under a share certificate by telephone.

         To redeem shares through a service representative, call 1.800.852.8457
         To redeem shares automatically on PhoneLink, call 1.800.533.3310

         Whichever method you use, you may have a check sent to the address on the account statement, or, if you have linked your Fund account to your bank account on AccountLink, you may have the proceeds sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?
Telephone Redemptions Paid by Check. Up to $100,000 may be redeemed by telephone in any seven day period.  The check must be payable to all owners of record of the shares and must be sent to the address on the account statement.  This service is not available within 30 days of changing the address on an account.

Telephone Redemptions Through AccountLink. There are no dollar limits on telephone redemption proceeds sent to a bank account designated when you establish AccountLink.  Normally the ACH transfer to your bank is initiated on the business day after the redemption. You do not receive dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.

CAN YOU SELL SHARES THROUGH YOUR DEALER? The Distributor has made arrangements to repurchase Fund shares from dealers and brokers on behalf of their customers.  Brokers or dealers may charge for that service. If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW CONTINGENT  DEFERRED SALES CHARGES AFFECT  REDEMPTIONS.  If you purchase  shares subject to a Class A, Class B,
Class C or Class N contingent  deferred sales charge and redeem any of those shares during the  applicable  holding period for the class of  shares,  the  contingent  deferred  sales  charge  will be  deducted  from the  redemption proceeds  (unless you are eligible for a waiver of that sales charge based on the  categories  listed in Appendix B to the Statement of Additional  Information  and you advise the Transfer Agent of your  eligibility  for the waiver when you place your redemption request).

       A contingent deferred sales charge will be based on the lesser of the net asset value of the redeemed shares at the time of redemption or the original net asset value.  A contingent deferred sales charge is not imposed on:

         the amount of your account value represented by the increase in net asset value over the initial purchase price,

         shares purchased by the reinvestment of dividends or capital gains distributions, or shares redeemed in the special circumstances described in Appendix B to the Statement of Additional
              Information.

         To determine whether the contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:

   1.  shares acquired by reinvestment of dividends and capital gains distributions, shares held for the holding period that applies to the class, and shares held the longest during the holding period.

         Contingent deferred sales charges are not charged when you exchange shares of the Fund for shares of other Oppenheimer funds. However, if you exchange them within the applicable contingent deferred sales charge holding period, the holding period will carry over to the fund whose shares you acquire. Similarly, if you acquire shares of this Fund by exchanging shares of another Oppenheimer fund that are still subject to a contingent deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund may be exchanged for shares of certain Oppenheimer funds at net asset value per share at the time of exchange, without sales charge.  Shares of the Fund can be purchased by exchange of shares of other
Oppenheimer funds on the same basis.  To exchange shares, you must meet several conditions:

   o   Shares of the fund selected for exchange must be available for sale in your state of residence.
   o   The prospectuses of both funds must offer the exchange privilege.
   o   You must hold the shares you buy when you establish your account for at least seven days before you can exchange them. After the account is open seven days, you can exchange shares every regular business day.
   o   You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
   o   Before exchanging into a fund, you must obtain and read its prospectus.

         Shares of a particular class of the Fund may be exchanged only for shares of the same class in the other
Oppenheimer funds.  For example, you can exchange Class A shares of this Fund only for Class A shares of another fund.  In some cases, sales charges may be imposed on exchange transactions. For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss. Please refer to "How to Exchange Shares" in the Statement of Additional
Information for more details.

       You can find a list of Oppenheimer funds currently available for exchanges in the Statement of Additional
Information or obtain one by calling a service representative at 1.800.525.7048. That list can change from time to time.

HOW DO YOU SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:

Written Exchange Requests.  Submit an OppenheimerFunds Exchange Request form, signed by all owners of the account.  Send it to the Transfer Agent at the address on the back cover. Exchanges of shares held under certificates cannot be processed unless the Transfer Agent receives the certificates with the request.

Telephone Exchange Requests. Telephone exchange requests may be made either by calling a service representative at 1.800.852.8457, or by using PhoneLink for automated exchanges by calling 1.800.533.3310. Telephone exchanges may be made only between accounts that are registered with the same name(s) and address.  Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:

   o   Shares are normally  redeemed  from one fund and purchased  from the other fund in the exchange  transaction on the same regular  business day on which the Transfer Agent receives an exchange  request that conforms to the policies  described  above.  It must be received by the close of The New York Stock  Exchange  that day, which is normally  4:00 P.M.  but may be earlier on some days.  However,  either fund may delay the purchase of shares of the fund you are  exchanging  into up to seven days if it determines it would be  disadvantaged by a same day exchange.

   o   The  interests  of the Fund's  long-term  shareholders  and its  ability to manage  its  investments  may be adversely  affected  when its shares  are  repeatedly  bought  and sold in  response  to  short-term  market fluctuations--also  known as "market  timing."  When large dollar  amounts are  involved,  the Fund may have difficulty  implementing  long-term investment  strategies,  because it cannot predict how much cash it will have to invest.  Market  timing  also may force the Fund to sell  portfolio  securities  at  disadvantageous times to raise the cash  needed to buy a market  timer's  Fund  shares.  These  factors  may hurt the Fund's performance  and its  shareholders.  When the Manager  believes  frequent  trading  would have a  disruptive effect on the  Fund's  ability to manage  its  investments,  the  Manager  and the Fund may reject  purchase orders and  exchanges  into the Fund by any  person,  group or account  that the  Manager  believes  to be a market timer.

   o   The Fund may amend,  suspend or  terminate  the exchange  privilege  at any time.  The Fund will provide you notice  whenever  it is  required  to do so by  applicable  law,  but it may impose  changes at any time for emergency purposes.

   o   If the Transfer Agent cannot exchange all the shares you request because of a restriction cited above, only the shares eligible for exchange will be exchanged.

   o   The Fund will assess a 2% fee on the proceeds of Fund shares that are redeemed (either by selling or exchanging to another Oppenheimer fund) within 30 days of their purchase.  Further details are set forth following the first paragraph under "How to Sell Shares" in this prospectus.

Shareholder Account Rules and Policies

More information about the Fund's policies and procedures for buying, selling and exchanging shares is contained in the Statement of Additional Information.

The offering of shares may be suspended during any period in which the determination of net asset value is suspended, and the offering may be suspended by the Board of Trustees at any time the Board believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases, redemptions or exchanges may be modified, suspended or terminated by the Fund at any time. The Fund will provide you notice whenever it is required to do so by applicable law. If an account has more than one owner, the Fund and the Transfer Agent may rely on the instructions of any one owner. Telephone privileges apply to each owner of the account and the dealer representative of record for the account unless the Transfer Agent receives cancellation instructions from an owner of the account.

The Transfer Agent will record any telephone calls to verify data concerning transactions and has adopted other procedures to confirm that telephone instructions are genuine, by requiring callers to provide tax identification numbers and other account data or by using PINs, and by confirming such transactions in writing. The Transfer Agent and the Fund will not be liable for losses or expenses arising out of telephone instructions where reasonably believed to be genuine.

Redemption or transfer requests will not be honored until the Transfer Agent receives all required documents in proper form.  From time to time, the Transfer Agent in its discretion may waive certain of the requirements for redemptions stated in this Prospectus.

Dealers that perform account transactions for their clients by participating in NETWORKING through the National
       Securities Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.

The redemption price for shares will vary from day to day because the value of the securities in the Fund's portfolio fluctuates. The redemption price, which is the net asset value per share, will normally differ for each class of shares.  The redemption value of your shares may be more or less than their original cost.

Payment for redeemed shares ordinarily is made in cash. It is forwarded by check or through AccountLink (as elected by the shareholder) within seven days after the Transfer Agent receives redemption instructions in proper form. However, under unusual circumstances determined by the Securities and Exchange Commission, payment may be delayed or suspended.  For accounts registered in the name of a broker-dealer, payment will normally be forwarded within three business days after redemption.

The Transfer Agent may delay forwarding a check or processing a payment via AccountLink for recently purchased shares, but only until the purchase payment has cleared.  That delay may be as much as 10 days from the date the shares were purchased.  That delay may be avoided if you purchase shares by Federal Funds wire or certified check, or arrange with your bank to provide telephone or written assurance to the Transfer Agent that your purchase payment has cleared.

Involuntary redemptions of small accounts may be made by the Fund if the account value has fallen below $500 for reasons other than the fact that the market value of shares has dropped. In some cases involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.

Shares may be "redeemed in kind" under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions). This means that the redemption proceeds will be paid with liquid securities from the
       Fund's portfolio.

"Backup withholding" of federal income tax may be applied against taxable dividends, distributions and redemption proceeds (including exchanges) if you fail to furnish the Fund your correct, certified Social Security or
       Employer Identification Number when you sign your application, or if you under-report your income to the
       Internal Revenue Service.

To avoid sending duplicate copies of materials to households, the Fund will mail only one copy of each prospectus, annual and semi-annual report and annual notice of the Fund's privacy policy to shareholders having the same last name and address on the Fund's records.  The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense.

       If you want to receive multiple copies of these materials, you may call the Transfer Agent at
       1.800.525.7048.  You may also notify the Transfer Agent in writing.  Individual copies of prospectuses, reports and annual notice of the Fund's privacy policy will be sent to you commencing 30 days after the
       Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

DIVIDENDS. The Fund intends to declare dividends separately for each class of shares from net investment income, if any, on an annual basis and to pay those dividends to shareholders in December on a date selected by the Board of Trustees. Dividends and distributions paid on Class A and Class Y shares will generally be higher than dividends for Class B, Class C and Class N shares, which normally have higher expenses than Class A and Class Y.
The Fund has no fixed dividend rate and cannot guarantee that it will pay any dividends or distributions.

CAPITAL GAINS. The Fund may realize capital gains on the sale of portfolio securities.  If it does, it may make distributions out of any net short-term or long-term capital gains in December of each year. The Fund may make supplemental distributions of dividends and capital gains following the end of its fiscal year. There can be no assurance that the Fund will pay any capital gains distributions in a particular year.

WHAT ARE YOUR CHOICES FOR RECEIVING DISTRIBUTIONS? When you open your account, specify on your application how you want to receive your dividends and distributions.  You have four options:
Reinvest All Distributions in the Fund.  You can elect to reinvest all dividends and capital gains distributions in additional shares of the Fund.
Reinvest Dividends or Capital Gains.  You can elect to reinvest some distributions (dividends, short-term capital gains or long-term capital gains distributions) in the Fund while receiving the other types of distributions by check or having them sent to your bank account through AccountLink.
Receive All Distributions in Cash.  You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.
Reinvest Your Distributions in Another OppenheimerFunds Account.  You can reinvest all distributions in the same class of shares of another OppenheimerFunds account you have established.

TAXES. If your shares are not held in a tax-deferred retirement account, you should be aware of the following tax implications of investing in the Fund. Distributions are subject to federal income tax and may be subject to state or local taxes. Dividends paid from short-term capital gains and net investment income are taxable as ordinary income.  Long-term capital gains are taxable as long-term capital gains when distributed to shareholders. It does not matter how long you have held your shares. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

         If more than 50% of the Fund's assets are invested in foreign securities at the end of any fiscal year, the Fund may elect under the Internal Revenue Code to permit shareholders to take a credit or deduction on their federal income tax return for foreign taxes paid by the Fund.

       Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year. Any long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

Avoid "Buying a Dividend."  If you buy shares on or just before the ex-dividend date or just before the Fund declares a capital gain distribution, you will pay the full price for the shares and then receive a portion of the price back as a taxable dividend or capital gain.
Remember There May be Taxes on Transactions.  Because the Fund's share prices fluctuate, you may have a capital gain or loss when you sell or exchange your shares.  A capital gain or loss is the difference between the price you paid for the shares and the price you received when you sold them. Any capital gain is subject to capital gains tax.

Returns of Capital Can Occur.  In certain cases, distributions made by the Fund may be considered a non-taxable return of capital to shareholders.  If that occurs, it will be identified in notices to shareholders.

This information is only a summary of certain federal income tax information about your investment. You should consult with your tax advisor about the effect of an investment in the Fund on your particular tax situation.

Financial Highlights

The Financial Highlights Table is presented to help you understand the Fund's financial performance over the past fiscal years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by KPMG LLP, the Fund's independent auditors, whose report, along with the Fund's financial statements, is included in the Statement of
Additional Information, which is available on request.

FINANCIAL HIGHLIGHTS

Class A Year Ended August 31,                               2001           2000         19991
----------------------------------------------------------------------------------------------

Per Share Operating Data
Net asset value, beginning of period                     $ 11.28        $ 10.78        $10.00
Income (loss) from investment operations:
Net investment income (loss)                                  --           (.06)          .02
Net realized and unrealized gain (loss)                    (4.41)          1.12           .76
                                                         -------------------------------------
Total income (loss) from investment operations             (4.41)          1.06           .78
Dividends and/or distributions to shareholders:
Dividends from net investment income                          --           (.02)           --
Distributions from net realized gain                          --           (.43)           --
Distributions in excess of net realized gain                  --           (.11)           --
                                                         -------------------------------------
Total dividends and/or distributions to                       --           (.56)           --
shareholders
Net asset value, end of period                           $  6.87        $ 11.28        $10.78
                                                         =====================================

Total Return, at Net Asset Value/2/                       (39.10)%         9.99%         7.80%

Ratios/Supplemental Data
Net assets, end of period (in thousands)                 $ 6,630        $11,809        $4,347
Average net assets (in thousands)                        $ 9,051        $ 8,366        $3,473
Ratios to average net assets:/3/
Net investment income (loss)                               (0.06)%        (0.73)%        0.54%
Expenses                                                    1.87%          1.94%         1.61%
Expenses, net of reduction to custodian expenses             N/A           1.92%          N/A
Portfolio turnover rate                                      285%           210%           83%

1. For the period from March 1, 1999 (inception of offering) to August 31, 1999.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

                           OPPENHEIMER EUROPE FUND

Class B Year Ended August 31,                               2001          2000         19991
---------------------------------------------------------------------------------------------

Per Share Operating Data

Net asset value, beginning of period                     $ 11.15        $10.73        $10.00
Income (loss) from investment operations:
Net investment loss                                         (.06)         (.08)         (.03)
Net realized and unrealized gain (loss)                    (4.35)         1.04           .76
                                                         ------------------------------------
Total income (loss) from investment operations             (4.41)          .96           .73
Dividends and/or distributions to shareholders:
Dividends from net investment income                          --            --            --
Distributions from net realized gain                          --          (.43)           --
Distributions in excess of net realized gain                  --          (.11)           --
                                                         ------------------------------------
Total dividends and/or distributions to                       --          (.54)           --
shareholders
Net asset value, end of period                           $  6.74        $11.15        $10.73
                                                         ====================================

Total Return, at Net Asset Value/2/                       (39.55)%        9.09%         7.30%

Ratios/Supplemental Data
Net assets, end of period (in thousands)                 $ 5,129        $6,685        $  851
Average net assets (in thousands)                        $ 5,829        $3,954        $  401
Ratios to average net assets:/3/
Net investment loss                                        (0.85)%       (1.56)%       (0.87)%
Expenses                                                    2.68%         2.77%         2.60%
Expenses, net of reduction to custodian expenses             N/A          2.75%          N/A
Portfolio turnover rate                                      285%          210%           83%

1. For the period from March 1, 1999 (inception of offering) to August 31, 1999.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

                           OPPENHEIMER EUROPE FUND

FINANCIAL HIGHLIGHTS Continued

Class C Year Ended August 31,                               2001          2000          1999/1/
===============================================================================================

Per Share Operating Data

Net asset value, beginning of period                      $11.20        $10.76        $10.00
Income (loss) from investment operations:
Net investment loss                                         (.04)         (.08)         (.02)
Net realized and unrealized gain (loss)                    (4.40)         1.06           .78
                                                          -------------------------------------
Total income (loss) from investment operations             (4.44)          .98           .76
Dividends and/or distributions to shareholders:
Dividends from net investment income                          --            --            --
Distributions from net realized gain                          --          (.43)           --
Distributions in excess of net realized gain                  --          (.11)           --
                                                          -------------------------------------
Total dividends and/or distributions to
  shareholders                                                --          (.54)           --
Net asset value, end of period                             $6.76        $11.20        $10.76
                                                          =====================================

===============================================================================================
Total Return, at Net Asset Value/2/                       (39.64)%        9.26%         7.60%
===============================================================================================

Ratios/Supplemental Data

Net assets, end of period (in thousands)                  $1,422        $1,413          $133
Average net assets (in thousands)                         $1,823        $  811          $ 52
Ratios to average net assets:/3/
Net investment loss                                        (0.61)%       (1.56)%       (0.82)%
Expenses                                                    2.69%         2.77%         2.57%
Expenses, net of reduction to custodian expenses             N/A          2.75%          N/A
Portfolio turnover rate                                      285%          210%           83%

1. For the period from March 1, 1999 (inception of offering) to August 31, 1999.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

                           OPPENHEIMER EUROPE FUND

Class N Period Ended August 31,                                     2001/1/
===============================================================================
Per Share Operating Data
Net asset value, beginning of period                                    $ 8.21
Income (loss) from investment operations:
Net investment income                                                      .01
Net realized and unrealized gain (loss)                                  (1.37)
                                                                        -------
Total income (loss) from investment operations                           (1.36)
Dividends and/or distributions to shareholders:
Dividends from net investment income                                        --
Distributions from net realized gain                                        --
Distributions in excess of net realized gain                                --
                                                                        -------
Total dividends and/or distributions to shareholders                        --
Net asset value, end of period                                          $ 6.85
                                                                        =======

===============================================================================
Total Return, at Net Asset Value/2/                                     (16.57)%

===============================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)                                    $1
Average net assets (in thousands)                                           $1
Ratios to average net assets:/3/
Net investment income                                                     0.20%
Expenses                                                                  1.74%
Expenses, net of reduction to custodian expenses                           N/A
Portfolio turnover rate                                                    285%

1. For the period from March 1, 2001 (inception of offering) to August 31, 2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

                           OPPENHEIMER EUROPE FUND

FINANCIAL HIGHLIGHTS Continued

Class Y Year Ended August 31,                                 2001          2000            1999/1/
===================================================================================================

Per Share Operating Data

Net asset value, beginning of period                        $ 11.32        $ 10.78        $ 10.00
Income (loss) from investment operations:
Net investment income (loss)                                    .03           (.05)           .04
Net realized and unrealized gain (loss)                       (4.41)          1.15            .74
                                                            ---------------------------------------
Total income (loss) from investment operations                (4.38)          1.10            .78
Dividends and/or distributions to shareholders:
Dividends from net investment income                             --           (.02)            --
Distributions from net realized gain                             --           (.43)            --
Distributions in excess of net realized gain                     --           (.11)            --
                                                            ---------------------------------------
Total dividends and/or distributions to                          --           (.56)            --
shareholders
Net asset value, end of period                              $  6.94        $ 11.32        $ 10.78
                                                            =======================================

===================================================================================================
Total Return, at Net Asset Value/2/                          (38.69)%        10.41%          7.80%

===================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)                         $1             $1             $1
Average net assets (in thousands)                                $1             $1             $1
Ratios to average net assets:/3/
Net investment income (loss)                                   0.37%         (0.30)%         0.65%
Expenses                                                       1.44%          1.51%          1.52%
Expenses, net of reduction to custodian expenses                N/A           1.49%           N/A
Portfolio turnover rate                                         285%           210%           83%

1. For the period from March 1, 1999 (inception of offering) to August 31, 1999.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

                           OPPENHEIMER EUROPE FUND

INFORMATION AND SERVICES

For More Information on Oppenheimer Europe Fund

The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION. This document includes additional information about the Fund's investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS. Additional information about the Fund's investments and performance is available in the Fund's Annual and Semi-Annual reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information

You can request the Statement of Additional Information, the Annual and Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:

------------------------------------------------- --------------------------------------------------------------------
By Telephone:                                     Call OppenheimerFunds Services toll-free:
                                                  1.800.525.7048
------------------------------------------------- --------------------------------------------------------------------
------------------------------------------------- --------------------------------------------------------------------
By Mail:                                          Write to:
                                                  OppenheimerFunds Services
                                                  P.O. Box 5270
                                                  Denver, Colorado 80217-5270
------------------------------------------------- --------------------------------------------------------------------
------------------------------------------------- --------------------------------------------------------------------

On the Internet:                                  You can send us a request by e-mail or read or
                                                  down-load documents on the
                                                  OppenheimerFunds website:
                                                  WWW.OPPENHEIMERFUNDS.COM
                                                  ------------------------

------------------------------------------------- --------------------------------------------------------------------

Information about the Fund including the Statement of Additional Information can be reviewed and copied at the
SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1.202.942.8090.  Reports and other information about the Fund are available on the
EDGAR database on the SEC's Internet website at www.sec.gov. Copies may be obtained after payment of a
                                                -----------
duplicating fee by electronic request at the SEC's e-mail address: publicinfo@sec.gov or by writing to the SEC's
Public Reference Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information about the Fund or to make any representations about the
Fund other than what is contained in this Prospectus. This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

                                                                           The Fund's shares are distributed by:

The Fund's SEC File No.: 811-9097                                                     [logo] OppenheimerFunds(R)
PR0261.001.1201                                                                                Distributor, Inc.
Printed on recycled paper.

                                             Appendix to Prospectus of
                                              Oppenheimer Europe Fund

         Graphic  Material  included in the Prospectus of Oppenheimer  Europe Fund:  "Annual Total Return (Class A)
(% as of 12/31 each year)":

         A bar chart will be included in the  Prospectus  of  Oppenheimer  Europe Fund (the "Fund")  depicting  the annual  total  return of a  hypothetical  investment  in Class A shares  of the Fund for the  calendar  year  ended
12/31/00,  without deducting sales charges.  Set forth below is the relevant data point that will appear on the bar chart.

Calendar          Oppenheimer
Year              Europe Fund
Ended            Class A Shares
-----            --------------

12/31/00            -23.76%